UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2018

Alliance BioEnergy Plus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.03	Bankruptcy or Receivership

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.03 Bankruptcy or Receivership

On October 22, 2018, the Company filed a Voluntary Petition for Non-Individuals Filing for Bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Act in the United States Bankruptcy Court for the Southern District of Florida (Case No. 18-23071-EPK). The Company’s existing Officers and Directors will continue in possession of the Company, but subject to the supervision and orders of a court or governmental authority. No Trustee in Bankruptcy has been appointed as of the date of this Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 22, 2018, our board member Anthony Santelli has been appointed to the additional role as Company Chief Operating Officer with immediate effect for the duration of Company’s Chapter 11 Bankruptcy proceedings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Benjamin Slager
Name:	Benjamin Slager
Title:	President

Dated:	October 23, 2018